[Name and Address]


                          INVESCO SHORT-TERM BOND FUND
                            INVESCO BOND FUNDS, INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999


      This proxy is being solicited on behalf of the Board of Directors of INVESCO Bond Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO Short-Term Bond Fund, a series of the Company ("Short-Term Bond Fund"). The undersigned hereby appoints as proxies Fred A. Deering and Mark H. Williamson, and each of them (with power of substitution), to vote all shares of common stock of the undersigned in Short-Term Bond Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 E. Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.


    The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and Short-Term Bond Fund with discretionary power to vote upon such other business as may properly come before the Meeting.


YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-690-6903 TOLL FREE OR VISIT HTTP://WWW.PROXYVOTE.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-733-1885.


      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                     [X] KEEP THIS PORTION FOR YOUR RECORDS

                                             DETACH AND RETURN THIS PORTION ONLY
                    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                          INVESCO SHORT-TERM BOND FUND
                            INVESCO BOND FUNDS, INC.


VOTE ON DIRECTORS                     FOR   WITHHOLD   FOR
                                      ALL      ALL     ALL
                                                       EXCEPT

3. Election of the Company's Board   /__/    /__/      /__/    To withhold
   of Directors; (1) Charles W.                                authority to
   Brady; (2) Fred A. Deering; (3)                             vote for any
   Mark H. Williamson;                                         individual
   (4) Dr. Victor L. Andrews;                                  nominee(s), mark
   (5) Bob R. Baker; (6) Lawrence                              "For All Except"
   H. Budner; (7) Dr. Wendy Lee                                and write the
   Gramm; (8) Kenneth T. King;                                 nominee's number
   (9) John W. McIntyre; and                                   on the line
   (10) Dr. Larry Soll                                         below.

VOTE ON PROPOSALS                                      FOR     AGAINST  ABSTAIN
                                                       /__/    /__/      /__/

1. Approval of a plan of reorganization and termination under which INVESCO Select
   Income Fund ("Select Income Fund"), also a series of the company, would acquire all of the assets of Short-Term Bond Fund in exchange solely for shares of Select
   Income Fund and the assumption by Select
   Income Fund of all of Short-Term Bond
   Fund's liabilities, followed by the
   distribution of those shares to the
   shareholders of Short-Term Bond Fund, all as described in the accompanying
   Prospectus/Proxy Statement;

2. Approval of changes to the fundamental              /__/    /__/      /__/
   investment policies;

/__/To vote against the proposed changes to one or more of the specific fundamental investment policies, but to approve others, PLACE AN "X" IN THE BOX AT LEFT and indicate the letter(s) (as set forth in the proxy statement) of the investment policy or policies you do not want to change on the line on the reverse side. IF
   YOU CHOOSE TO VOTE DIFFERENTLY ON
   INDIVIDUAL RESTRICTIONS, YOU MUST MAIL IN
   YOUR PROXY CARD. IF YOU CHOOSE TO VOTE THE
   SAME ON ALL RESTRICTIONS PERTAINING TO
   YOUR FUND, TELEPHONE AND INTERNET VOTING
   ARE AVAILABLE.

4. Ratification of the selection of                    /__/    /__/      /__/
   PricewaterhouseCoopers LLP as the
   Company's Independent Public Accountants;

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-690-6903 TOLL FREE OR VISIT HTTP://WWW.PROXYVOTE.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-733-1885.


Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

------------------------------------------------- ------------------------------
Signature                                         Date


------------------------------------------------- ------------------------------
Signature (Joint Owners)                          Date


[Back]


To vote against the proposed changes to
one or more of the specific fundamental
investment policies, indicate the
letter(s) (as set forth in the proxy
statement) of the investment policy or
policies you do not want to change on the
line at the right.  IF YOU CHOOSE TO VOTE
DIFFERENTLY ON INDIVIDUAL RESTRICTIONS,     2.
YOU MUST MAIL IN YOUR PROXY CARD.  IF YOU   _______________________________
CHOOSE TO VOTE THE SAME ON ALL
RESTRICTIONS PERTAINING TO YOUR FUND,
TELEPHONE AND INTERNET VOTING ARE
AVAILABLE.